UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 24, 2016

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2016, Hilltop Holdings Inc., or the Company, announced the appointment of William B. Furr as Chief Financial Officer of the Company effective as of September 1, 2016.  Mr. Furr, age 38, most recently served as executive vice president, community bank CFO at KeyCorp.  While at KeyCorp, he also led its financial planning and analysis group, and provided financial support for its support and administrative functions. Prior to his tenure at KeyCorp, Mr. Furr served in various financial leadership roles at Regions Financial Corporation, including business lines CFO and consumer services CFO. In addition, he provided financial oversight for technology, operations, marketing and corporate facilities at Regions Financial Corporation. Prior to his tenure at Regions Financial Corporation, he held several roles with Bank of America Corporation, including senior vice president, finance, specializing in global middle market banking, global liquidity & treasury services, and mass market strategy & product innovation.

Effective September 1, 2016, Mr. Furr will assume the role of Principal Financial Officer of the Company and Mr. Parmenter will become the Chief Administrative Officer of the Company.

In connection with the appointment of Mr. Furr as Chief Financial Officer of the Company, the Company and Mr. Furr entered into an employment agreement (the “Employment Agreement”) that will become effective as of September 1, 2016 and remain in effect until the third anniversary of the effective date.  Pursuant to the Employment Agreement, Mr. Furr is entitled to an annual base salary of $425,000 and is eligible to participate in (1) an annual incentive bonus program adopted by the Compensation Committee of the Board of Directors of the Company, or whomever is delegated such authority by the Board (the “Incentive Bonus”), and (2) any long-term incentive award programs adopted by the Compensation Committee, or whomever is delegated such authority by the Board. With respect to calendar year 2016, the Employment Agreement provides that Mr. Furr is entitled to a minimum Incentive Bonus of $325,000 and the value of his long-term incentive award will be at least $300,000. Mr. Furr also is entitled to reimbursement of employment-related expenses and to participate in the employee benefit programs generally available to employees of the Company.  Additionally, the Employment Agreement provides that Mr. Furr will receive a grant of restricted stock units having an aggregate fair market value of $200,000 on the date of grant (the “Sign-on Grant”).  The Sign-on Grant will be subject to the terms and conditions of the Hilltop Holdings Inc. 2012 Equity Incentive Plan (the “Equity Incentive Plan”) and an award agreement between the Company and Mr. Furr, which will provide that the restricted stock units underlying the Sign-On Grant will cliff vest on the third anniversary of the grant date, subject to early termination or forfeiture in accordance with the award agreement.

In addition, the Employment Agreement provides that Mr. Furr will receive a cash sign-on bonus and a grant of restricted stock units (the “Equity Grant”), in each case, based upon the value of KeyCorp stock.  The value of these awards is not determinable at this time. The Equity Grant will be subject to the terms and conditions of the Equity Incentive Plan and an award agreement between the Company and Mr. Furr, which will provide that the restricted stock units underlying the Equity Grant will vest in four installments, subject to early termination or forfeiture in accordance with the award agreement.  The Employment Agreement also provides for the reimbursement for airfare and up to approximately $148,200 of out-of-pocket costs related to Mr. Furr’s relocation to Dallas, Texas.

If the Employment Agreement is terminated (1) by Mr. Furr, (2) by the Company for “Cause” (as such term is defined in the Employment Agreement), or (3) in the event of Mr. Furr’s death or disability, Mr. Furr’s (or his estate, as applicable) will be entitled to receive his base salary through the effective date of such termination, all earned and unpaid and/or vested, nonforfeitable amounts owed to him at such time under the Employment Agreement or under any compensation or benefit plans, and reimbursement for any unreimbursed business expenses incurred prior to the effective date of such termination (collectively, the “Accrued Amounts”).  With respect to a termination resulting from Mr. Furr’s death or disability, the unvested portion of the Equity Grant also will vest, subject to certain conditions.

If Mr. Furr’s employment is terminated by the Company without “Cause” (other than pursuant to a “Change in Control” (as such term is defined in the Employment Agreement)), Mr. Furr will be entitled to receive the Accrued Amounts and, subject to his execution and delivery to the Company of a release and such termination of employment being on or after September 1, 2017, a lump-sum cash payment equal to the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the Incentive Bonus paid to him in respect of the calendar year immediately preceding the year of the termination.  Any unvested portion of the Equity Grant also will vest, regardless of whether such termination occurs on or after September 1, 2017.

If Mr. Furr’s employment is terminated without “Cause” within the 12 months immediately following, or the six months immediately preceding, a “Change in Control,” Mr. Furr will be entitled to receive the Accrued Amounts and, if such Change in Control is on or after September 1, 2017, a lump-sum cash payment equal to two times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the Incentive Bonus paid to him in respect of the calendar year immediately preceding the year of the termination, provided that Mr. Furr executes and delivers a release to the Company.  Any unvested portion of the Equity Grant also will vest, regardless of whether such Change in Control occurs on or after September 1, 2017. Notwithstanding, any amounts payable to Mr. Furr upon a Change in Control shall not constitute a “parachute payment” and shall be reduced accordingly.

The Employment Agreement also includes, among other things, customary non-competition, non-solicitation and confidentiality provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date:	August 24, 2016	By:	/s/ COREY PRESTIDGE
			Name:	Corey G. Prestidge
			Title:	Executive Vice President,
General Counsel & Secretary